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                                                                     Exhibit 5.1

              [Van Valkenberg Furber Law Group P.L.L.C. Letterhead]

                                December 22, 2000

Aris Corporation
2229 -- 112th Avenue NE
Bellevue, WA 98004

Ladies and Gentlemen:

        We have acted as counsel to Aris Corporation, a Washington corporation (the "Company"), in connection with a Registration Statement on Form S-8 (the "Registration Statement") relating to the issuance by the Company from time to time of up to 300,000 additional shares of common stock of the Company, without par value (the "Shares"), issuable pursuant to the ARIS Corporation 1998 Employee Stock Purchase Plan (the "Plan").

        We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed necessary for the purpose of this opinion. In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. Based upon and subject to the foregoing, we are of the opinion that upon the happening of the following events:

                (a) the filing and effectiveness of the Registration Statement and any amendments thereto;

                (b)     registration by the Company's registrar of the Shares;

                (c) the issuance and sale of the Shares in accordance with the terms of the Plan; and

                (d) receipt by the Company of the consideration required for the Shares in accordance with the terms of the Plan;

the Shares will be duly authorized, validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement under the heading "Interest of Named Experts and Counsel." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

        This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

        Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                   Very truly yours,

                                   /s/ Van Valkenberg Furber Law Group P.L.L.C.